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                                                                  EX 99.B-(J)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
ING Investors Trust:

We consent to the references to our firm under the headings "More Information" in the Prospectuses as relates to the VP Index Plus International Equity Portfolio and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

                                            /s/KPMG LLP


Boston, Massachusetts
July 26, 2005